Exhibit 99.7

Subscription & Community Offering Stock Order Form

Danvers Bancorp, Inc. Stock Information Center One Conant Street Danvers, MA 01923 (888) 775-6000	Expiration Date for Stock Order Forms: day, , 2007 :00 p.m., Eastern Time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	(2) Total Payment Due

Subscription Price X 10.00 =	$	Minimum number of shares: 25 shares ($250)
Maximum number of shares: 20,000 shares ($200,000)
Maximum number of shares for associates or group acting in concert: 40,000 shares ($400,000)
See Instructions.

(3) Employee/Officer/Director Information ☐ Check here if you are an employee, officer or director of Danversbank or a member of such person's immediate family living in the same household.

(4) Method of Payment by Check Enclosed is a check, bank draft or money order payable to Danvers Bancorp, Inc. in the amount indicated in this box.	Total Check Amount	$

(5) Method of Payment by Withdrawal—The undersigned authorizes withdrawal from the following account(s) at Danversbank. There is no early withdrawal penalty for this form of payment. Funds in an Individual Retirement Account maintained at Danversbank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw		$ Withdrawal Amount

$

$

(6) Purchaser Information

Subscription Offering—Check here and list account(s) below if you had:

☐
a. A deposit account(s) totaling $50.00 or more on the close of business February 28, 2006 ("Eligible Account Holder").

☐
b. A deposit account(s) totaling $50.00 or more on the close of business March 31, 2007 but you are not an Eligible Account Holder ("Supplemental Eligible Account Holder").

☐
c. Employees, officers, directors, trustees and corporators of the Danversbank.

Community Offering—Check here if you are:

☐
d. A community member.

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:
☐	Individual	☐	Joint Tenants	☐	Tenants in Common	☐	Fiduciary (i.e., trust, estate)	SS#/Tax ID#	-->

☐	Uniform Transfers to Minors Act (Indicate SS# of Minor only)			☐	Company/Corporation/Partnership	☐	IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	-->

(8) Stock Registration & Address: Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:

Name Continued:

Mail to- Street:

City:	State:	Zip Code:

(9) Telephone Daytime/Evening	( ) —	( ) —

(10) ☐ Associates/Acting in Concert—Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(11) Acknowledgement—To be effective, this stock order form must be properly completed and physically received (not postmarked) by Danvers Bancorp, Inc.'s Stock Information Center no later than 4:00 p,m. Eastern time, on xxxday, December xx, 2007, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Danvers Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without Danvers Bancorp, Inc.'s consent and if authorization to withdraw from deposit accounts at Danvers Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the stock issuance plan of Danvers Bancorp, Inc. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to Danvers Bancorp, Inc.

Bank Use

Federal and Massachusetts regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Danvers Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.

Signature Date	Signature Date
-->	-->

Item (6) Purchaser Account Information continued:

Bank Use	Account Numbers(s)	Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term "associate" of a particular person means:

1) any corporation or organization of which the person is an officer, partner or, directly or indirectly, a beneficial owner of 10.00% or more of any class of equity securities (other than Danvers Bancorp, the MHC, Danversbank or a majority-owned subsidiary of any of them);

2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;

3) any relative or spouse of the person, or any relative of the spouse, who either has the same home as the person or who is a director, trustee or officer of Danvers Bancorp, the MHC, or Danversbank; and

4) any person "acting in concert" with the persons or entities specified above

 Acting in concert - The term "acting in concert" means:

1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

2) persons seeking to combine or pool their voting or other interests (such as subscription rights) in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

3) a person or company that acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any of our tax-qualified employee plans will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE DEPOSITORS INSURANCE FUND AND IS NOT GUARANTEED BY DANVERSBANK, DANVERS BANCORP, INC., OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Daniel E. Frye, Area Director for the Boston Area Office of the Federal Deposit Insurance Corporation Area Director, at (781) 794-5500.

I further certify that, before purchasing the common stock of Danvers Bancorp, Inc., I received a copy of the prospectus dated , 2007, which contains disclosure concerning the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 16 of the Prospectus:
1. Our Commercial Real Estate and Commercial and Industrial, or C&I, Loans May Expose Us to Increased Credit Risks, and These Risks Will Increase if We Succeed in Increasing These Types of Loans.
2. Our Focus on Construction Lending Could Expose Us to Risks Not Associated With Other Types of Lending.
3. Our Continuing Concentration of Loans in Our Primary Market Area May Increase Our Risk.
4. A Decline in Local Real Estate Values Could Reduce Our Profits.
5. If Our Allowance For Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.
6. Changes in Market Interest Rates Could Adversely Affect Our Financial Condition and Results of Operations.
7. We May Have Difficulty Meeting Our Branch Expansion Goals, and Our Branch Expansion Strategy May Not Be Accretive to Earnings.
8. Our Ability to Diversify Our Sources of Non-Interest Income May Be Limited if We Cannot Make Acquisitions.
9. Our Business Depends Upon Key Employees, and if We Are Unable to Retain the Services of These Key Employees or to Attract and Retain Additional Qualified Personnel, Our Business May Suffer.
10. Strong Competition Within Our Market Area May Limit Our Growth and Profitability.
11. We Continually Encounter Technological Change, and We May Have Fewer Resources Than Many of Our Larger Competitors to Continue to Invest in Technological Improvements.
12. We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Law and Regulations.
13. We Will Need to Implement Additional Finance and Accounting Systems, Procedures and Controls in Order to Satisfy Our New Public Company Reporting Requirements.
14. Our Return on Equity Will Initially Be Low Compared to Other Financial Institutions. A Low Return Could Lower the Trading Price of Our Common Stock.
15. We Have Broad Discretion in Allocating the Net Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Would Reduce Our Profitability.
16. Our Stock-Based Incentive and Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.
17. The Implementation of Stock-Based Benefit Plans Will Dilute Your Ownership Interest.
18. The Contribution of Shares to the Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income.
19. We Have Never Issued Stock and We Cannot Guarantee That an Active Trading Market For Our Shares Will Develop.
20. Securities Analysts May Not Initiate Coverage of Our Common Stock or May Issue Negative Reports, Which May Have A Negative Impact on the Market Price of Our Common Stock.
21. Our Stock Value May Suffer From Anti-Takeover Provisions That May Impede Potential Takeovers.
(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

        Top of Stock Order Form

Stock order forms will only be accepted at the Danvers Bancorp, Inc. Stock Information Center and will not be accepted at any of Danversbank's branch offices.

Your order must be physically received (not postmarked) by the Danvers Bancorp, Inc. Stock Information Center no later than             :00 p.m., Eastern Time, on       day,                    , 2007.

Please read the prospectus carefully before making an investment decision.

-----------Detach Here-----------

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Massachusetts Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor's social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

  •
  The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

  •
  The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

  •
  A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

  •
  The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

  •
  The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2—Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in any category of the subscription offering is $200,000 (20,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person, is $200,000 (20,000 shares) of common stock. However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $400,000 (40,000 shares) of common stock.

Item 3—Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Danvers Bancorp, Inc. or Danversbank or a member of such person's immediate family living in the same household.

Item 4—Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Danvers Bancorp, Inc. Cash must be converted to a bank check or money order. Your funds will earn interest at Danversbank's passbook savings rate of interest until the stock offering is completed.

Item 5—Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Danversbank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from Danversbank certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6—Purchaser Information

Subscription Offering

  a.
  Check this box if you had a deposit account(s) totaling $50.00 or more on the close of business February 28, 2006 ("Eligible Account Holder").

  b.
  Check this box if you had a deposit account(s) totaling $50.00 or more on the close of business March 31, 2007 but you are not an Eligible Account Holder ("Supplemental Eligible Account Holder").

  c.
  Check this box if you are an employees, officer, director, trustee or corporator of the Danversbank.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

  d.
  Check this box if you are a community member.

Items 7 and 8—Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide." Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9—Telephone Number(s) and County

Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10—Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 11—Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed, signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than             :00 p.m., Eastern time, on    day,                  , 2007 or it will become void.

Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, by hand delivery, or by overnight delivery to the Stock Information Center address indicated on the front of the stock order form.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Stock Information Center at (888) 775-6000, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern, time. Please note that the Stock Information Center will open on    day                 th.

Danvers Bancorp, Inc. Stock Information Center, One Conant St., Danvers MA 01923